Exhibit 17.1

                                  Jimmy S. Lee
                                 144 Hidden Cove
                               Brunswick, GA 31523
                                 (912) 264-1626



November 4, 2005



                              Letter of Resignation

I, Jimmy S. Lee, tender my resignation as CEO, President, and Board of Director of The Flooring Zone, Inc. (including the Georgia and Nevada corporations).



/s/ Jimmy S. Lee                            11/4/05
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 Jimmy S. Lee                                Date


Acceptance:

/s/ Michael Carroll                         11/4/05
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 Michael Carroll                              Date


/s/ Steve Nichols                           11/4/05
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 Steve Nichols                                Date